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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
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                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 15, 1999


                                  CONCAP, INC.
                (Exact name of Company specified in its charter)

              TEXAS                                0-17597                                 76-0252296
(State or other jurisdiction of            (Commission File Number)             (IRS Employer Identification No.)
incorporation or organization)

                     3700 CRESTWOOD PARKWAY
                           SUITE 1000
                         DULUTH, GEORGIA                                30096
              (Address of principal executive offices)                (Zip Code)

                                 (770) 638-1019
              (Registrant's telephone number, including area code)



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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

       On April 12, 1999, the registrant "unwound" the acquisition of Troxtel Holding Company, LLC d/b/a Temporary Help Connection ("THC"), a Michigan company. The company, under the purchase agreement dated November 15, 1998, was entitled to "unwind" the transaction.

       CONCAP is currently involved in litigation arising out of this transaction and has asserted claims against THC's former owner, for among other things, fraud and breach of contract. CONCAP anticipates that THC's former owner will return all stock issued as part of this transaction, as required by CONCAP's exercise of its contractual right to unwind this transaction.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(a)    Financial Statements of CONCAP, Inc.

       Financial statements of the Registrant prepared in accordance with Regulation S-X and required to be filed pursuant to this section are not available at this time. Such financial statements will be filed by the Registrant as soon as practicable by an amended Current Report on Form 8-K which will be filed within 60 days after the filing of this Current Report on Form 8-K.

(b)    The following exhibits are filed herewith:

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Exhibit
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                                                                        Page No.
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
2.1                 Purchase Agreement dated November 15, 1998             4
                    between the Registrant and Troxtel Holding
                    Company, LLC
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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                      CONCAP, INC.



                                                      /s/ Scott Schuster
                                                      --------------------------
                                                      SCOTT SCHUSTER
                                                      Chief Executive Officer

Date:  April 15, 1998


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